Exhibit 21 - Direct and Indirect Subsidiaries of the Registrant

I.  Allmerica Financial Corporation (Delaware)
     A.  Allmerica, Inc. (Massachusetts)
     B.  Allmerica Funding Corp. (Massachusetts)
     C.  First Allmerica Financial Life Insurance Company (Massachusetts)
      1.  SMA Financial Corp. (Massachusetts)
       a. Allmerica Property & Casualty Companies, Inc. (Delaware) (70.0% owned)
        i.   Allmerica Financial Insurance Brokers, Inc.  (Massachusetts)
        ii.  Citizens Insurance Company of Illinois, Inc.  (Illinois)
        iii. The Hanover Insurance Company (New Hampshire)
           1.  Allmerica Financial Benefit Insurance Company (Pennsylvania)
           2.  Allmerica Plus Insurance Agency, Inc. (Massachusetts)
           3.  The Hanover American Insurance Company (New Hampshire)
           4.  Hanover Texas Insurance Management Company, Inc. (Texas)
           5.  Citizens Corporation (Delaware)
               a. Citizens Insurance Company of Ohio (Ohio)
               b. Citizens Insurance Company of America (Michigan)
                  i. Citizens Management Inc. (Michigan)
               c. Citizens Insurance Company of the Midwest (Indiana)
           6.  AMGRO, Inc. (Massachusetts)
               a. Lloyds Credit Corporation (Massachusetts)
           7.  Massachusetts Bay Insurance Company (New Hampshire)
           8.  Allmerica Financial Alliance Insurance Company (New Hampshire)
               b. Sterling Risk Management Services, Inc. (Delaware)
               c. Allmerica Trust Company, N.A. (Federally Chartered) (99.2%
                  owned)
       d.  Allmerica Financial Life Insurance and Annuity Company (Delaware)
       e.  Allmerica Investments, Inc. (Massachusetts)
       f.  Allmerica Investment Management Company, Inc. (Massachusetts)
       g.  Allmerica Asset Management, Inc. (Massachusetts)
       h.  Allmerica Financial Services Insurance Agency, Inc. (Massachusetts)
       i.  Allmerica Asset Management, Limited (Bermuda)
       j.  Allmerica Benefits, Inc. (Florida)
       k.  Allmerica Financial Investment Management Services, Inc.
           (Massachusetts)
    D. Allmerica Property & Casualty Companies, Inc. (Delaware) (30.0% owned)
    E. AFC Capital Trust I (Delaware)
    F. Allmerica Services Corporation (Massachusetts)
    G. First Sterling Limited (Bermuda)
       1. First Sterling Reinsurance Company Limited (Bermuda)
    H. Financial Profiles, Inc. (California)